Exhibit 99.2

Jack Marks (00:24):

Okay, welcome everybody to Wall Street Reporters’ Next super stock live stream, where we bring you those stocks, which have that 10 x to 100 x upside potential companies going up to massive multi-billion dollar market opportunities that are at a key inflection point right now, and with multiple catalysts in place. Uh, and that perfectly describes Aditxt. I should also add Aditxt is, uh, at a great valuation right now, which is another thing that we look for. We like stocks that are what we call asymmetric setups, where you have a cheap valuation. I think Aditxt is trading at $5 million market cap today, which is incredibly cheap. And multiple shots on goal for. You know, these are potentially short term, could be a hundred million dollars opportunities with these spin outs. So, uh, with that said, Amro, welcome back to the program,

Amro Albanna (01:15):

Jack. How you doing? Thanks for having me again.

Jack Marks (01:18):

Absolutely. So Amro, so, so what we’ve been trying to do in the last, over the last couple of videos is really help investors to better understand the Aditxt story. Because I think the reason the opportunity for investors, and the reason why the stock is cheap is, you know, a lot of, I think, I think the market doesn’t quite understand the business model. You know, you have, you have a couple of different operating units in the company. So, as you know, as people understand the, the investment thesis as they understand your, your business better, I think the stock should be trading at a much higher valuation. ‘cause, again, based on what you have, you know, the comps in your space would be, you know, 10 x higher. Like literally, this stock would be trading at, you know, 12 bucks, a 12 bucks a share if people understood it.

(02:02):

So last week we spoke about the Pearsanta, which is, uh, a, uh, an operation or subsidiary that you were spinning out. It’s the Cancer Detection Unit. Uh, today, uh, we’re gonna be talking about Adimune, uh, which is your, your, um, the autoimmune disorder, the, you know, the biotech business that you have, you know, uh, developing treatments for, uh, autoimmune disorders. Next week we’re gonna have a, uh, was it, uh, Adifem? Everything was an, was an A. So Adifem is, uh, is next week. So these are the three subsidiaries that you have. Uh, and yeah, as I mentioned earlier, uh, you know, each of these, you know, each of these you’ve acquired, or one of them you are in the process of acquiring. And I think, as you’ve explained last, and I, I want you to maybe, uh, talk about, about a little bit more today is the idea is you acquire these, these, uh, assets. You, uh, build value, you add value, you build them up, and then you monetize ‘em, whether through a potential IPO spin out, et cetera. But the idea is to create value for the Aditxt shareholders. I mean, no. So, so far,

Amro Albanna (03:08):

Jack, I do, I really do look forward to these calls, uh, at least, you know, for now having them weekly, because it is gonna be critical for us and for our success and for all stakeholders that, you know, people will begin to understand what Aditxt is. You know, are we a women’s health company? Are we an autoimmune company? Are we a cancer detection company? It’s important for our stakeholders and current and potential shareholders to truly understand what is the business model? What is the value proposition, right? So generally speaking in biotech, we all understand that biotech, you know, as, as an industry, as a field, um, represents great opportunities. But it also comes with great challenges. We all understand the concept of a young company in biotech that is working on a technology innovation molecule where if it’s successful, it’s a massive opportunity. But we all understand also the failure and the probability of failure that comes with that.

(04:10):

That’s just biotech in general. The, you know, the approach by Aditxt is fundamentally different. You know, we believe having a publicly owned platform that goes out and really looks for these potential opportunities to address some of our most pressing health challenges, where we bring it in, build it, and capitalize on the opportunity at the right time, is what Aditxt is all about. So it provides, you know, obviously some diversification inherently in the business model. Of course, it comes with its own challenges, but really what Aditxt is, we go out, we, we look for these opportunities for these assets, for these promising opportunities, whether it’s about early detection of cancer autoimmunity, which we’ll talk about today, women’s health. And the, the, the plan here is, again, we acquire ‘em, we build them, we position for global commercialization opportunities, and we capitalize them.

(05:13):

Um, you know, whether it’s through an IPO A spinoff sale, you know, all the various options. So that’s Aditxt and that’s, that’s really important for, you know, for, you know, uh, people that are watching today or people that are gonna be watching this in the future for us to continue reiterating the business model so you, they understand what a, B, C stands for, acquire, build, capitalize. And that’s, that’s where we are now as far as our market cap look, as a co-founder and CEO of the company, of course, look, I, you know, I can’t possibly say that, you know, that the market cap is in sync with our potential. You know, I can’t, you know, now the, you know, certainly we have to repeat, if you’re a shareholder or if you are thinking of buying the stock, you have to do your own due diligence. We’re not gonna give guidance. We’re not gonna tell you what the stock could be up, down. That’s really not the point. But the point is, right now, we are still a young microcap company, and we certainly believe that, you know, upon the success of at least one of our programs, the goal here is to reflect on the over overall success of Aditxt, and it becomes a catalyst for more innovations to acquire, to build and capitalize. And that’s kind of the background of Aditxt.

Jack Marks (06:28):

Yeah. And, and I think, I think, again, this is, this is the exciting part about this is that, you know, you have, you know, a Aditxt, again, I I keep calling it a unicorn farm. I hope it does. You don’t, you don’t mind. But you know, the unicorn, in case anybody doesn’t know, is a, uh, a startup company that becomes valued at a billion dollars, just saying, just in case somebody is not familiar with the term. So you have this unicorn farm where you, you grow these unicorns. Each of these, again, you have multiple shots on gold between, uh, add between, was it Adimune, Adifem, uh, and Pearsanta. Uh, each of these, um, could be, for example, with Pearsanta, which is right now you have plans to, uh, spin that out, as, you know, as an IPO. Yeah, that could be valued. I think, uh, there’s been talk of a hundred million plus as a standalone public company.

(07:15):

And you know how that reflects back on Aditxt, what it means for the Aditxt shareholders is, let’s say, you know, you were paying 60% of that, which is, you know, most likely, right? So that means if that thing is trading at a hundred million, Aditxt would be worth 60 million just from Pearsanta alone. So, which is basically a, a 12 x from where the stock is right now, maybe even a little bit higher. So, and, and you have two more of those, you know, shots on goal with, with, with Adimune, uh, with Adifem. Uh, so, and again, Adifem is the, uh, that’s the women’s health business that you are in the process of acquiring. We’re gonna talk about it next week in detail, but they’re doing, uh, if I’m not mistaken, $20 million in revenues. And there’s a, there, there’s, again, I think you have, uh, a number of ways to, uh, increase, uh, increase the, the, the growth rate dramatically under the, uh, Aditxt umbrella.

(08:09):

So, and that could be also another spin out at some point worth what’s called five x revenues, which is, that’s, that’s pretty normal in the, you know, in the healthcare space, five, 10 times revenues for something that’s growing, uh, fast, maybe even more. So that’s another a hundred million plus exit, uh, for, uh, for Aditxt. So, uh, now, you know, Adimune, which we’re gonna find out about in a couple minutes, we’re gonna show the deck. Uh, and, but Adimune, let’s say that’s another a hundred. So you have these a hundred million dollar plus short term or near term, uh, potential exits, which is, I think, very exciting. Now, when I said billion dollar potential, yeah, down the road, these things potentially have, you know, the, you know, the opportunity to become, you know, who knows where, where, where they can grow. Look, we’ve had stocks, we’ve introduced stocks on this program at a dollar, you know, that ended up going to, you know, $800 a share, like, you know, axon, you know, nobody believed Axon, I think it was a dollar 20, excuse me, you know, which made the tasers. And that became a 800, I think maybe actually 1500 up, because I think they did split. So you never know how big these, these things can grow, these unicorns. So, um, with that said, uh,

Amro Albanna (09:19):

And from our, and from our view, Jack, and look, of course, look, I think, you know, as I, you know, people ask me what the stock could be, you know, we don’t really, you know, we really don’t. And I don’t, certainly, we as a company do not provide any guidance what the, and frankly, the company wouldn’t know. I mean, market conditions, shorts long, all that stuff, right? A lot of dynamics. But here is what I would, here is what I would say, you know, from our point of view, you know, when we’re talking about the potential, look, again, I will repeat over and over again. There’s always risk. Take a look at the filings, all the this all the stuff, you know, just biotech is biotech, startups are startups. They come with all challenges. And I’ll always repeat that. ‘cause people need to understand. That’s just that, that just the journey of advancing innovations, it comes with risks.

(10:08):

We gotta put that aside and talk about when it comes to quantifying the opportunity, rather, you know, from our point of view, let’s talk about cancer detection. And I’m sure some of the people that were not on the call, or, you know, last time when you’re talking about cancer detection and when we’re talking about, you know, 70%, um, I believe it was, you know, when, when you talk about early detection of cancer and 70% get detected too late, we all understand the value of early detection of cancer. Now, who, amongst us directly or indirectly, who hasn’t been affected by cancer or heard the word cancer, people understand the magnitude of the challenge when it comes to cancer. So with Pearsanta, we’re starting and we’re focused on early detection of cancer as truly a way to address cancer. So rather than waiting for therapeutics, let’s truly also focus on early detection of cancer, and we’re starting with prostate cancer.

(11:10):

So when you’re talking about that field, look, everyone can begin to evaluate the opportunity when it comes to some something as big as as cancer. So that’s just Pearsanta. Today we’re talking about autoimmunity, and whether it’s type one diabetes or psoriasis or multiple sclerosis or stiff person syndrome, there are about 80 to a hundred different autoimmune conditions. Okay? Uh, you know, similar to the field of oncology, you know, who amongst us hasn’t heard of type one diabetes, either directly or indirectly, or psoriasis, or, you know, or stiff person syndrome, or multiple sclerosis, or, or, or, or, so when it comes to autoimmunity is another big health challenge, is another big health challenge that we founded Adimune as a subsidiary of Aditxt to go after that disease in a very unique approach, similar to what Pearsanta is doing when it comes to cancer and oncology. And that’s, you know, and that’s really a way to evaluate for every individual who’s watching us, reading about us, reading our websites, reading our filings, ultimately the value of Aditxt will be determined by the success of its projects and the success of each project. You know, look, you can evaluate the opportunity of each based on what we know publicly, what the market is, what the opportunity is, how many people, you know, and we’re going after big, big challenges, you know, oncology, autoimmunity, women’s health, and, you know, other potential programs that we, uh, you know, we look to bring under Aditxt.

Jack Marks (12:45):

Yeah. So we’re gonna, yeah. So we’re gonna, I’m gonna turn over to the, the deck. You’re gonna, you’re gonna share kind of the story. Uh, I’m gonna drop off the screen and I’ll come back afterwards for q and a. Hopefully we’ll get some audience questions. Uh, but I, again, I think one, one thing is important just to emphasize once again, ‘cause I can’t emphasize this enough, is what’s the, the, the, the key thing about as far, you know, when I look at this as an investor, uh, with Aditxt is, you know, the stock right now, you, you know, the company’s at an inflection point, right? Where you have a couple of these opportunities. The company, you know, Aditxt have been around for a while. Right? Now, you have a few of these opportunities are now approaching kind of that finish line where they’re gonna get that, uh, liquidity event, if you wanna call it, uh, as they say in the private equity business, or they’re gonna get monetized as or capitalized as you’re saying right now.

(13:31):

But, so again, we have, for example, um, you have Pearsanta, let’s say, when that IPO when, as, as we get some sort of clarity, or, I dunno, when you get, uh, a little more news flow on that people see that it’s co that you know, it’s, uh, it’s on the horizon. Uh, I think the stock would move, could move dramatically at the same time, uh, uh, when you close the, um, a, you know, the, um, the Adifem, uh, deal, Evofem, Adifem, uh, deal, which again, $20 million revenue business when, uh, I think that’s expected to close in September. Uh, that again, is another one of these, uh, catalysts, uh, which will show that the company is at that inflection point where it’s actually becomes, now you can have a real business, you know, in, in a way where you have actual real revenues under, you know, under the umbrella. Uh, and then people, I think people will at that point, will, you know, assign a value to the whole business model. I think right now, basically the stock is almost like you’re getting it for free. Again, anytime I look at these,

Amro Albanna (14:28):

Yeah, and that’s true, Jack. That is absolutely true. I mean, look, right now, you know, our stock is speculative, right? I mean, we’re, you know, what are we trading at a dollar 20, right? It is speculative, and I believe it’s disconnected from our value proposition. That’s my belief. It is disconnected. It is what it is. That’s what the market, and, you know, the market may be looking at it as a micro cap company, they’re obviously putting probability as far as, you know, how much money do they need? How much money do they need to raise? Can they send Well,

Jack Marks (15:00):

No, no, I think Amro, I, I, I, I, I respectfully, I disagree. I, I think what, what happens, the opportunity for investors is, we’ve seen this over and over a lot of our stocks that, you know, end up increasing a thousand percent or more. It’s because the market doesn’t understand in the micro cap set, there’s no way to evaluate. That’s the problem. There’s just no way to, to, you know, sure. If you, if you were, if you had, I don’t know, if you were doing, you know, uh, you know, 50 million in revenues, you had, uh, some sort of, uh, uh, uh, you know, uh, p and l you had or earnings that people could look at, you know, then they could model it. They could just kind of model what the thing is worth. Right? Now you have this kind of, um, you know, it’s, it’s all blue sky potential right now. So the market doesn’t know how to put a value, and that’s what the stock is dirt cheap. So it could either get to become dirt cheap or it could go sky high. It could go in one of those extremes. That’s what we see in the market right now, either. I agree,

Amro Albanna (15:55):

Jack, actually No, no, I agree with you. ‘cause right now the stock is trading, you know, it is what it is, right? Speculative. It’s not really, it’s not really connected for business model. I agree with No, it’s fuel

Jack Marks (16:05):

Based on, it’s based on nothing. Right?

Amro Albanna (16:08):

It can be really, really dirt cheap, or it can be, you know, whatever. Right? So the, the key for us, which is also important, just so you know, you know, people understand we are, we are truly pushing to transition Aditxt where the market can begin to appreciate what that business model is by showing success, tangible success, right? Right. The,

(16:31):

These milestones. So we’re not looking at a biotech where it’s five years from now, or 10 years from now. We’re looking at, you know, the, the Pearsanta commercialization, followed by an IPO. Uh, you’re looking at Adimune, which we’ll talk about it today, which we’ll talk about human trials as a major inflection point. You’re talking about Adifem with the acquisition of Evofem, right? That those are the pieces that we as a company have to execute on, right? With the right resources, of course, we have to execute. So 2026, we can show how we can transition Aditxt from speculative. We’re not sure what it is to something tangible. Look, people will ultimately, you know, value success. We understand that, and that’s what we’re focused on. The whole team is focused on each, each program and Aditxt team, how do we begin showing success? So with that, you know, again, as you know, as we discussed, I’m not gonna go through every slide ‘cause you know, you can lose people certainly with some of the, you know, going through a PowerPoint. But maybe, we’ll, you know, I’ll, I’ll switch back and forth between slides more as a reference and we’ll talk about autoimmunity and what Adimune is doing. And in fact, I would look, I am looking at the comment section. I do encourage people if they have any questions as I’m talking about this, feel free to, to, you know, to, to, to ask questions. Right. Um, so we’ll begin with Adimune as a subsidiary of Aditxt with a mission to address autoimmunity without reliance on immunosuppressants. And I’ll,

Jack Marks (18:07):

Amro, I’d like to do is just, just to make it easier for people to watch, I’m going to, I’m gonna disappear from the screen, so it’s just gonna be you, I’m gonna come back as when you’re done, and we’ll open up for q and a just to make, just for the, uh, format. It’ll be, yeah, sounds good. Yeah, that’s fine. Okay.

Amro Albanna (18:23):

Alright. So, so what we’re talking about it, you know, when we’re talking about autoimmunity, and just by way of background, so the audience understands what is autoimmunity in general, it is when our immune system begins to attack our own tissues, that’s what it is. So somehow the immune system forgets that, you know, some of our tissues are self, and they will begin to attack it. So multiple sclerosis, type one diabetes, psoriasis, um, uh, uh, stiff person syndrome, and, and 80 other different autoimmune diseases, the immune system will begin to attack our own tissues. So obviously our immune system is designed to protect our body and us against harm against threats. That’s what it’s designed to do. When it, when it starts attacking our own tissues and somehow thinking that, you know, our self, our own cells and tissues, our are threatening, it will begin to attack it, it will begin to damage our tissues and it will go, it will cause different types of diseases.

(19:29):

That’s what autoimmune diseases are. And you know, you look at SPS one of the, obviously, you know, uh, famous people like Celine Dion, she has stiff person syndrome. That’s an autoimmune disease. When you look at psoriasis, you can just look up online and see how many people around the world are suffering from psoriasis. When you look at type one diabetes, similar situation. So when you look at the millions of people around the world suffering from autoimmune condition, one condition or another, that’s what it’s all about. So for, you know, for the past 50 some years, the whole concept is as far as addressing autoimmunity, can you, can you interfere with that rejection? Can you interfere with the immune system attacking our own, our own tissues? And again, generally speaking, obviously there is a lot more scientific, uh, information that will have to be shared. But for the purpose of this, you know, conversation immunosuppressants have been the method of addressing, uh, autoimmune diseases.

(20:35):

So the immune system is punching and immunosuppressants basically block the punch to attempt to slow down that rate of rejection. And that the question is, you know, is there an approach where we actually, instead of simply blocking the immune system from punching us, is there a way to remind and teach our immune system that these are our own tissues and not attack it in the first place? That’s the whole concept. And that’s why we founded Adimune. And look, Adimune, you know, objectively speaking, while it’s preclinical, it is showing very promising, uh, data points where our approach could, could work in real life situations. Now, we will not know that until, obviously we get into human trials. ‘cause human biology is human biology. But we’ve been working on approach where instead of, and in lieu of suppressing the immune system, it is a way to program the immune system.

(21:42):

Imagine programming the immune system using DNA, not modifying the DNA, but using DNA to program the immune system to teach it that such tissues are our own tissues. And that is the fundamental approach and the potential disruption of what Adimune can do for autoimmunity. So Adimune as a second subsidiary, similar to Pearsanta, is pursuing addressing autoimmunity by teaching the immune system, um, and reminding our immune system that, uh, that you know, that these are our own tissues. So with that, when you look at the market, and similar to what I always share with the, you know, with our audience, um, you know, we can talk about statistics, we can talk about markets, we can talk about psoriasis market, we can talk about type one diabetes. But look, a market or an industry or opportunity like auto, you know, autoimmunity, everyone can appreciate how large the opportunity is.

(22:45):

You know, when, when you’re talking about 80 or a hundred different autoimmune diseases, type one diabetes, I mean, look, your audience now and future audience. How many of us have not heard about type one diabetes? Or how many of us have not heard about psoriasis or, you know, multiple sclerosis? We all have stories directly or indirectly as far as autoimmune diseases. So where we are right now, as far as Adimune, we’ve been working for the last five years on advancing the technology and the platform forward towards human trials and human trials. As we were talking earlier, Jack, I know I can’t see you right now on the screen, but as we were talking earlier, uh, the inflection point for Adimune, uh, similar, sorry, Jack, you don’t have to, I’m just gonna, but similar to what we were, you know, we were talking about earlier, uh, about Pearsanta.

(23:42):

Look, with Pearsanta, their, their point is to go commercial. That’s the inflection point for Pearsanta for Adimune, on the other hand, is to get into human trials. So you can have big ideas, you can have big potentials, you can have promising molecules, but ultimately, can you actually begin human trials to show safety? Can we show efficacy? That’s what we’re focused on. And the punchline for Adimune is our goal is to begin human trials as early as first half of 2026. And, you know, for full transparency, the reason it’s taking, you know, taking time, it’s a matter of resources, but we believe we’re almost, we’re almost there, we’re we completed our preclinical studies. Uh, we actually manufactured the products. There are more work to be done, but our goal is to enter human trials in first half of 2026. We’re starting here in the US. Um, you know, with focus on a proof of concept with SPS, which is stiff person syndrome, that is a central nervous system type indication.

(24:51):

We believe that would be a, a, a great proof of concept, uh, indication to start with, followed by type one diabetes and psoriasis in Germany with some of our partners over in Germany. So these are the three indications starting with SPS here in the US and followed by type one diabetes and psoriasis. And there’s actually a potential of doing sur uh, SPS as well as type one diabetes in the US. So let me just summarize this really quickly, and Jack, maybe we can get back on, you know, for, for for quick commentary, we’ve advanced a platform that is designed to retrain the immune system instead of suppressing the immune system. If you wanna look at data points, if you wanna look at objectively how real it is, we have more than 150 patents issued for this platform globally. Real, when you look at the partners we have involved that have already been mentioned publicly, go around and look at the partners we have around the globe to help us advance this platform to human trials. And the fact that we’re aiming for first half of 2026 to begin human trials. And again, Jack, no need to mention, yes, we obviously have to obtain regulatory approvals. We can’t guarantee that that’s a process we have to go through. But if we do, and we begin human trials now, Adimune has reached an inflection point where we took it from IP patents, ideas to human trials. And that’s what Adimune is, is all about.

Jack Marks (26:29):

And here’s the thing. I mean, you know, as soon as, as soon as you go into human trials, uh, you know, what, what are biotech stocks valued at? I mean, again, we’ve been in a biotech bear market for a couple years, so, so valuations are, are are low. But even, even with that said, mean, uh, you know, a, a biotech stock, which has, you know, which has a, you know, a drug that’s, you know, in clinical trials, human trials, uh, depending on the, but like, what you have could be, you know, easily, easily, I think easily 50 million plus valuation day one, as soon as, uh, you know, you start, uh, human trials. So that’s, that’s, uh, again, you mentioned second quarter of, uh, 2026. So we’re talking about, uh, you know, roughly first half, first half of 2026, first half. Okay. First half of 26.

(27:14):

Okay? So, so, you know, you’re talking about, uh, you know, nine months away, basically, potentially nine months away, which, uh, you know, is, uh, and, and, and by the way, that alone, so I think if you just had, if you just had Adimune, you’d be trading at valuation of, of more than where you are right now. So I think that’s the opportunity because market cap of, of Aditxt under 5 million bucks right now, and you have these three, these three major, major, uh, catalysts, these three major shots on goal for each could be, you know, a hundred million dollar plus, uh, valuation events within, you know, coming months. We’re talking about within, you know, months away within the, in the case of, um, Adifem could be, you know, a couple of months, uh, September, you know, I think, uh, acquisition closing date is, is the plan.

(28:01):

Uh, then you, then you have Pearsanta coming up with the i, the potential IPO, uh, coming up, uh, you know, and also maybe the next, uh, four to six months. So there’s, again, multiple shots on goal. Any of these could be catalyst for this thing to become a 10 X. And again, that’s, you know, that’s why I find it very exciting. ‘cause again, you know, you look at the bottom, at the bottom, we have a crawl at the bottom of the screen we’re showing, you know, only some of our 10 baggers recently. Not, not all of ‘em, but just some in the last couple of years, stocks that we’ve introduced at increased a thousand percent or more. And, you know, every single one of them was very, very similar to where Aditxt is today. Almost all, you know, they all have a kind of a pattern. They all fill up, fit a pattern, you know, what we call, you know, our, our 10-bagger blueprint. And again, you know, nothing is guaranteed. These are all high risk stocks. And as you emphasize yourself, you know, this is public. It’s basically public venture capital, and you are basically a public venture capital company in a certain way, and you focus on the, uh, life, life science of sector. So, uh, again, that’s what I find is so compelling about this. Um, sorry to interrupt. Okay. Back to

Amro Albanna (29:07):

No, no, Jack. No, no, actually, Jack. So, you know, in a way I kind of, I kind of went through, you know, I kind of went through the, um, you know, the presentation. I mean, this is, this slide particular is about the tox studies, right? We’ve done a lot of studies to, you know, that are required before we submit to, you know, for FDA approval. I mean, this is just a slide that talks about some of the milestones. But to summarize the milestones, maybe to summarize the status and, and what we’re looking to do, you know, we, we, we exclusively licensed the platform, you know, about five or six years ago, we assembled the team. We immediately started working on a product development plan to identify the, the potential candidate for the eventual product, for at least for the initial product. We’ve gone through preclinical studies, we’ve gone through the manufacturing process.

(29:56):

We actually have a product, a physical product that exists. So this is no longer ip, this is no longer ideas on paper. It is a physical product that does exist. And right now, the team is, is really focused on, um, you know, pre IND meeting, setting that up, uh, securing that, figuring out what is required to, to do the filing with the FDA filing, you know, what the FDA may or may not look for. And again, the goal is to enter human trials first half of 2026. That’s, that’s how close this is. The other important piece of information that we need to emphasize, knowing that, look, as a young company, again, we do have our existing financial obligations, which all, you know, filed publicly, but this is not a biotech platform that’s gonna require another 50 or a hundred million dollars to get to human trials.

(30:48):

That’s really, really important. So you may have the greatest platform, greatest platform, promising platform, but look, if you need $200 million to get to human trials, look, it’s, it’s a major hurdle. We agree, right? Uh, right now, what we, what we, what we have is about probably three to $5 million away from entering human trials. That’s what we need for this specific projects. Again, Aditxt has its own financial obligations, but for Adimune as a platform, we’re looking at three to $5 million to enter to human trials. That’s how close this product is. And that is important for people to understand that we’re not, we’re not 50 or $200 million away from achieving at least that initial human trials in addition to regulatory approvals, of

Jack Marks (31:37):

Course. And how far would that, how far would that take you? So, you know, three to 5 million is, would that take you through, uh, what, just phase one, phase two, like how far would it take you?

Amro Albanna (31:47):

So we’re, you know, so that would get us into human trials to begin human trials. The human trials, we are estimating about a year and a half, 18 months in total inclusive of that five, it would probably be 10 to $11 million. So for a couple years it would be 10 to 11 million. Now, here is the deal, if we actually go through phase I/IIa, so we’re not starting with, with healthy individuals, we’re actually starting with individuals, or we would start with individuals that already have the disease, right? Which really puts us into phase I/IIa category. Um, look, Jack, I mean, we believe, and I’ll always say that we believe if we, you know, inflection points will be starting human trials, or I would even say inflection points would be receiving regulatory approvals and starting human trials. Mm-hmm

Jack Marks (32:37):

<affirmative>.

Amro Albanna (32:38):

Showing safety of the product would be another, uh, milestone. And finally showing efficacy. If we can show that ADI as a platform can truly program our immune system to retrain it, to recognize our own tissues that are targeted tissues, I, I think everybody can do their own, um, you know, evaluation as far as what the value could be. I mean, that’s, that would be, that would be, you know,

Jack Marks (33:10):

Right? It’s a billion dollar plus. It would be like a blockbuster drug at that point.

Amro Albanna (33:13):

It’s not a single, and it’s not a, it would not be a single drug. It would be a platform starting with SPS, type one diabetes, and psoriasis. Mm-hmm. Now that is speculation. That is, you know, future speculation, but people need to understand what Adimune as a company could achieve over the next six months, 12, 18 months.

Jack Marks (33:33):

So, Amro, I got a question. So, again, I think, I think one of the, the challenge and the opportunity is, is we’ve kind of, we’ve, we’ve been kind of going, talking about this, is that, you know, the stock potentially right now, based on, you know, the, the catalyst that you have, the operate, you know, the the three units that you have, you know, should be worth, again, 10, 12 bucks purely based on comps. It’s not a big number. It’s only like, that would be a, uh, 40, $50 million valuation, which is, you know, reasonable. I mean, even, even Adimune alone could be worth, you know, again, 50 million by itself. Uh, as you, you know, as soon as you, let’s say you file the IND, you know, with the FDA, that you, that could make it a $50 million valuation, a standalone opportunity. So the question is, uh, again, we’ve talked, you’ve talked about, you know, again, you know, unleashing that the shareholder value by, you know, spinning out IPO for Pearsanta. Uh, what about for Adimune? Is there, is there a plan to, uh, maybe, uh, spin that out as an IPO? Uh, because that in itself as a standalone business could be worth, again, 50 million. It’s prob it’s, you know, you’re not getting, you’re not getting, it’s not getting its, uh, full value because it’s inside this, under this umbrella where people may not understand it. So, again, it’s an opportunity for investors, but it’s a challenge for the company.

Amro Albanna (34:52):

Yeah. I think as I’m, you know, as, so there’s always a, you know, a capitalization plan, right? For all of our companies, that is a, that’s part of our business model for Adimune, whether it’s an IPO or a major licensing deal by larger pharma is also on the table. See, unlike Pearsanta, Pearsanta will put it on the path of IPO for Adimune. Uh, the potential for licensing is there, and that will, I believe, will be determined by the, you know, the inflection points that we achieve, uh, over the next six months, 12 months and beyond. Uh, so that is another possibility for, uh, for Adimune Jack.

Jack Marks (35:35):

Okay. When you say, do you mean basically licensing the whole platform, the whole technology platform to, you know, a major pharma company or biotech company? Is that the idea or,

Amro Albanna (35:44):

Or licensing a product, right, because yeah, so it could be the platform or it could be a product. Okay. Yeah. And if it’s a platform, again, all depends on the inflection points that we achieve. Look, you get into human trials, it’s a different ball game because now, now you switch from preclinical to humans, then you show safety. It’s a different milestone. Then if you show efficacy, look, I am speaking out of my own belief as the CEO of this company. We show efficacy for a platform that can, uh, you know, modulate, uh, and, and, and, and truly, you know, program the immune system behavior to address autoimmunity. Uh, I mean, that becomes, in my view, the holy grail of how we can approach diseases.

Jack Marks (36:33):

So efficacy, to get to the efficacy, again, we, you know, this is, you know, down the road, but how far away, how far away would that would that, that would be where in, uh, phase two, uh, efficacy,

Amro Albanna (36:44):

That would be phase I/IIa, we should know data point. So it’s the first phase. Okay. Right. This phase is, you know, uh, obviously approval to get, to start or to initiate human trials safety. And then we will have, uh, data points to, to, you know, to, obviously you’ll have to do further studies beyond that. Okay. That initial efficacy would be important for us, would be really important

Jack Marks (37:09):

For so initial, okay, so initial efficacy, the like, or at least data points on efficacy would be in, uh, phase I/IIa. And when would that be? Assuming, you know, you get into, and again, we’re, we’re all, we’re making a couple of assumptions that, you know, there, there’s safety, so there’s a couple of assumptions, but let’s say you file the IND in, uh, you know, let’s call it the next, uh, next, uh, April, May, right? Yeah. Uh, at what point, how far away would the efficacy data, when would you be getting that? When would the data points be released? If you, if it came up, if you had, if you right. All, all

Amro Albanna (37:46):

The If’s in the world.

Jack Marks (37:48):

Yeah,

Amro Albanna (37:49):

It would, it would be around probably maybe 12 months, probably

Jack Marks (37:53):

12 to

Amro Albanna (37:54):

18 months, somewhere around there.

Jack Marks (37:56):

Okay. So, so basically, so there’s a, there’s a, okay, so it’s important for investors to understand so they can kind of, you know, model kind of the, the, the, the risk reward ratio. Um, and uh, again, the, the thing with these biotech stocks is, is, you know, the, the, the timeline, it’s, it’s kind of a long timeline, and we know we have a lot of very impatient investors. The good news is though, Aditxt, you know, you have a bunch of near term catalysts with, again, your other operations, which I think is, is, is very smart. Um, but,

Amro Albanna (38:26):

But Jack, I don’t see, I, this is actually what’s also good about Adimune. It’s not just the, you know, the 18 months we’re talking about, uh, you know, initiating human trials would be a near term milestone, right? Within

Jack Marks (38:40):

The

Amro Albanna (38:40):

First,

Jack Marks (38:40):

Well, no, there’s, there’s definitely, there’s, there’s a bunch of early milestones which get, but, but if you get, if you can show efficacy, then, you know, then, uh, you know, it’s a whole nother ball game. It’s,

Amro Albanna (38:51):

I mean, efficacy just for the indications that we’re working on, that’s one thing. But now, if we can show that this is a platform that can address other autoimmune diseases,

Jack Marks (39:03):

Okay,

Amro Albanna (39:04):

It’s a whole different ball game. But just to, just to make, to make it clear, we, we would not wait until efficacy to pursue partnerships. Okay. We would not, I mean, we would, we would pursue partnerships, you know, uh, you know, as you know, actually, you know, you know,

Jack Marks (39:22):

I guess as soon as you have some good data, maybe as soon as you have some, yeah, yeah. I mean, compelling data, right? Uh, yeah. No, that’s, that’s very interesting. I, I think, I think, you know, obviously these are, you, you’re work, you’d be working with, uh, you know, sophisticated players who can, you know, they, I’m, I’m sure they understand what you’re doing, uh, so they could, uh, but yeah. Okay. So basically, there, there is some, uh, near term valuation, you know, um, valuation upside, valuation catalyst coming up. Again, we talk about the Adimune. Uh, again, if you show efficacy, then, you know, we’re talking about, you know, a hundred million plus valuation potential for Adimune by itself, you know, based on, you know, comp of the space in biotech space. I mean, we’ve, we’ve seen it before, right? Even, even more, uh, again, and also I think the biotech market will be much better, uh, in the next, let’s call it, uh, six to 12 months.

(40:15):

We’re, we’re coming out of a major, um, a major depression in biotech stocks. So, okay. Very interesting. Um, okay. Uh, Amro, so to to, to wrap up, uh, you have, uh, you have milestones coming up with Adimune. Um, and you know, again, I, I think I, I, let me repeat the question. Maybe I kind of, we went over it is with Adimune, because it, it will require 5 million plus, right? Would you consider some sort of, uh, I don’t know, some sort of off the balance sheet thing now so that you don’t have dilution? Maybe again, I, I asked you before, but would, would you consider maybe some sort of spin out or, or IPO, you know, before we get to that point?

Amro Albanna (41:03):

Uh, I, I don’t know if we would consider an IPO before 5 million. I mean, you really, because, you know, again, I, you know, look, reaching human trials and the ability to start human trials would be a major inflection point, we believe. And if we do an IPO or a licensing, I believe it has to be after initiating human trials. And it would be, it would be the right thing for Aditxt, uh, value as well is to, to wait until you achieve that. Now, Jack, that said, I mean, you know, it all depends on opportunities that come. By course, Adimune will evaluate them. Right now, we’re really doing everything we can to see what we can do to get to human trials in, uh, first half of next year.

Jack Marks (41:47):

Okay. And, and again, you, you never know when the biotech space look, there’s a lot of companies out there. They’re always, everybody’s looking to, you know, you know, expand their pipeline, all these pharma companies, uh, other companies in various stages. And you never know when, you know, your phone might ring and somebody might offer you a, uh, a very compelling deal. Um, okay, so with that said, so, uh, today we, we got the update on Adimune. Uh, next week. Next week we’re gonna have you back to talk about Adifem, which is the women’s health business, which again, you are acquiring, um, that’s doing right now, 20 million in revenues.

Amro Albanna (42:25):

Yes. And so Adifem, similar to Adimune, similar to Pearsanta, it is our subsidiary that we founded to focus on women’s health. And the anchor to Adifem is the acquisition of Evofem. It comes with the team, it comes with the business. Uh, they reported last year, $20 million, 19 million and change. Um, the target is end of September. Uh, there are certain conditions that have, you know, that have to be met. You know, senior lender, we always put it in all of our press releases, their shareholder approval and, and other conditions as well, Jack. But yes, we are working very closely with Evofem and, um, and their team. Um, awesome team, Saundra and everyone really working very closely with us to get Adifem and Evofem transaction completed, uh, as soon as we can.

Jack Marks (43:18):

Okay. And I guess, and the idea, and again, we’ll talk about more next week, but the idea with, with, with Evofem or Adifem will be to, um, you know, make it a platform, women’s health platform. You know, maybe you’ll, you’ll develop, acquire other, uh, drugs, things like that, and, and build that into a standalone business. That’s the idea. You

Amro Albanna (43:35):

Got it. You got it.

Jack Marks (43:37):

And again, I, you know, 20 million is, is, you know, potentially a hundred, you know, five x is a hundred million valuation, uh, potential. So again, multiple shots on goal. So, uh, let’s see. Do we have any questions? Any questions? Uh, people are quiet today. No, <laugh>, we have, we have No, no, no questions here. Um, okay. Uh, Amro, on that note, uh, I wanna thank you, uh, thank you everybody for, uh, tuning in today, and we’ll see you next week, probably the same time. Same on a Tuesday, uh, for the update on, uh, Adifem.

Amro Albanna (44:11):

Wonderful. Looking forward to it. Thanks. Thanks

Jack Marks (44:14):

Everybody. Thank you everybody. Alright, thanks.